EXHIBIT 3.1
                      CERTIFICATE OF AMENDMENT
                               TO THE
                        AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION OF
                    ANNTAYLOR STORES CORPORATION

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               Pursuant to Sections 242 and 228 of the
          General Corporation Law of the State of Delaware

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      AnnTaylor  Stores  Corporation,  a  Delaware  corporation  (the
"Corporation"), does hereby certify as follows:

      FIRST:  That the  first  paragraph  of  Article  FOURTH  of the
Amended   and   Restated   Certificate   of   Incorporation   of  the
Corporation is hereby amended to read in its entirety as follows:

      Article FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred and twenty million (120,000,000) shares of Common Stock, each having a par value of sixty eight-one hundredths of one cent ($.0068), and two million (2,000,000) shares of preferred stock, each having a par value of one cent ($.01).

      SECOND: That this Amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 18th day of May, 1999.
                                    ANNTAYLOR STORES CORPORATION

                                    By:  /s/ J. Patrick Spainhour
                                           Chairman and Chief
Executive Officer

ATTEST: /s/  Jocelyn Barandiaran
              Secretary

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                RESTATED CERTIFICATE OF INCORPORATION

                                 OF

                    ANNTAYLOR STORES CORPORATION

                        ____________________

               Pursuant to Section 245 of the General
              Corporation Law of the State of Delaware
                        ____________________


            AnnTaylor Stores Corporation, a Delaware corporation organized under the name AnnTaylor Holdings, Inc. on November 4, 1988, having changed its name to AnnTaylor Stores Corporation by amendment to its Certificate of Incorporation on April 5, 1991, does hereby restate and integrate, without further amendment, and without any discrepancy between these provisions and the provisions of the Corporation's Certificate of Incorporation as heretofore amended, pursuant to Section 245 of the General Corporation Law of the State of Delaware, its Certificate of Incorporation to read in its entirety as set forth below:

            FIRST: The name of the Corporation is AnnTaylor Stores Corporation (hereinafter the "Corporation").

            SECOND:   The address of the registered office of the
Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be or organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is forty million (40,000,000) shares of Common Stock, each having a par value of sixty eight-one hundredths of one cent ($.0068), and two million (2,000,000) shares of preferred stock, each having a par value of one cent ($.01).

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            The Board of Directors is expressly authorized to
provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

            FIFTH:  The name and mailing address of the Sole
Incorporator is as follows:

      Name                          Mailing Address

      Deborah M. Reusch             P.O. Box 636
                                    Wilmington, DE 19899

            SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

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                  (1)   The business and affairs of the Corporation
            shall be managed by or under the direction of the Board of Directors.

                  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.


                 (3) The Board of Directors shall consist of not less than three nor more than fifteen directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.
            The directors shall be divided into three classes, designated Class I, Class II and Class II. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1992 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1994 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Directors of the Corporation may be removed by the stockholders of the Corporation only for cause. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (3) of Article SIXTH unless expressly provided by such terms.

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                  (4)   No director shall be personally liable to
            the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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            IN WITNESS WHEREOF, AnnTaylor Stores Corporation has
caused this Restated Certificate of Incorporation to be executed in its corporate name this 4th day of June, 1992.

                              ANNTAYLOR STORES CORPORATION



                                      By:  /s/ Joseph J. Schumm
                                      ---------------------------
                                      Name:    Joseph J. Schumm
                                      Title:      President




ATTEST:   /s/    Jocelyn F.L. Barandiaran
         ---------------------------------
         Name:   Jocelyn F.L. Barandiaran
         Title:     Secretary